Exhibit 10.15

AMENDMENT NO. 1 TO PATENT ASSIGNMENT AGREEMENT

THIS AMENDMENT NO. 1 TO PATENT ASSIGNMENT AGREEMENT (this “Amendment”) is made and entered into this 11th day of January, 2010 (the “Effective Date”), by and among VIRENDER SHARMA, M.D. (“Dr. Sharma”) and SARAH M. SHARMA (“Sarah Sharma”), husband and wife and both of whom being Arizona residents (together “Assignor”), ENDOSTIM, INC., a Delaware corporation (“Assignee”) and ENDOSTIM, INC., an Arizona corporation (“EndoStim Arizona”). EndoStim Arizona is only a party to this Amendment to confirm that it has no ownership or other interest, however defined or classified, in any Intellectual Property or Patent Assets.

WHEREAS, the parties hereto are parties to that certain Patent Assignment Agreement, entered into as of September 2, 2009 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to clarify the scope of the Field.

NOW, THEREFORE, the parties hereto agree as follows:

1. Any terms not defined in this Amendment shall have the meaning set forth in the Agreement.

2. Recital B to Agreement shall be deleted in its entirety and replaced with the following text:

B. Assignee desires to obtain (i) an assignment of all right, title, and interest to the inventions covered by the Patent Assets in Exhibit A1 and all other discoveries, intellectual property and know-how developed by Dr. Sharma in the field of (a) the treatment or therapy of gastroesophageal reflux or gastroesophageal reflux diseases and all esophageal and extraesophageal conditions caused by gastroesophageal reflux or gastroesophageal reflux disease and/or obesity using electrostimulation in the stomach alone or in combination with the esophagus or (b) the treatment or therapy of any condition or indication using electrostimulation in the esophagus (collectively, the “Field”), subject to a non-exclusive reservation of rights to the Mayo Clinic and Mayo Foundation for Medical Education and Research (collectively, “Mayo”) to practice certain of the Patent Assets within, and limited to, Mayo and further subject to a worldwide, royalty-free, exclusive license to Dr. Sharma to make, use, sell, offer for sale, import, enforce, distribute, and/or market any and all inventions claimed by the U.S. Patent Application No. 12/359,317, PCT/US09/31935, and any patents related thereto outside the Field, as defined in Section 3.2 (“Patents Subject to Exclusive License”) and (ii) a first right of refusal to purchase rights to the inventions covered by the Patent Assets in Exhibit A2 and all other discoveries, intellectual property and know-how developed by Dr. Sharma outside of the Field.

3. Section 3.2 to Agreement shall be deleted in its entirety and replaced with the following text:

3.2 Right of First Refusal for New Technology Outside of the Field. Assignor grants Assignee a right of first refusal to exclusively license, acquire, and/or develop any intellectual property disclosed in the Patent Assets listed in Exhibit A2 or that Dr. Sharma develops in the future but only with respect to electro-stimulation anywhere in the body other than the esophagus or stomach or to the use of electro-stimulation in the stomach to treat conditions other than obesity, gastroesophageal reflux, gastroesophageal reflux diseases, or any esophageal or extraesophageal conditions caused by gastroesophageal reflux or gastroesophageal reflux disease (“Technology Outside of the Field”). Assignor will deliver a notice to Assignee with a copy of any written bona fide offer from a third-party presented to Assignor for the license or purchase of Technology Outside of the Field (“Offer”). Assignee will have ninety (90) days after the receipt of the notice from Assignor within which to accept the Offer. If Assignee rejects the Offer, or if the Offer is not accepted before the termination of the 90-day period, then Assignor’s requirement under this Section 3.2 will be deemed satisfied and Assignor will be free to accept the Offer from the third party. If the terms of the Offer are modified, then Assignor must deliver a new notice to Assignee and a copy of the Offer as modified, and Assignee will have thirty (30) days from the date of the notice within which to accept the Offer as modified. If Assignee rejects the Offer as modified, or if the Offer is not accepted before the termination of the 30-day period, then Assignor will be free to accept the Offer as modified.

4. Exhibit B to Agreement shall be deleted in its entirety and replaced with the text set forth on Schedule A attached hereto.

5. Except as expressly set forth in this Amendment, the terms and provisions of the Agreement shall be unchanged by this Amendment and the Agreement shall otherwise remain in full force and effect.

6. This Amendment may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

7. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Missouri, without regard to the conflicts of laws provisions thereof.

Signature page follows.

By signing below, the parties hereby agree to this Amendment as of the Effective Date.

ASSIGNOR:	ASSIGNEE:

/s/ Virender K. Sharma	ENDOSTIM, INC., a Delaware corporation
VIRENDER SHARMA, M.D.	By:	/s/

Print Name:

/s/ Sarah M. Sharma
SARAH M. SHARMA	Title:

ENDOSTIM, INC., a Arizona corporation

By:	/s/

Print Name:

Title:

Schedule A

ASSIGNMENT AGREEMENT

This Assignment Agreement (“Assignment”) is entered into by and between VIRENDER SHARMA, M.D. (“Dr. Sharma”) and SARAH M. SHARMA, husband and wife and both of whom being Arizona residents (together “Assignor”), and ENDOSTIM, INC., a Delaware corporation (“Assignee”) as of this 11th day of January, 2010 (the “Effective Date”).

RECITALS:

A. Assignor and Assignee entered into that certain Patent Assignment Agreement dated September 2, 2009, as amended (the “Agreement”).

B. Pursuant to the Agreement, Assignor hereby desires to assign to Assignee all of his rights, title and interest in and to the Intellectual Property (as defined below), and the patents, patent applications and all patent rights described therein.

For good and valuable consideration, Assignor and Assignee hereby agree as follows:

ASSIGNMENT:

1. Assignor hereby assigns to Assignee his entire worldwide right, title and interest in and to Assignor’s intellectual property anywhere in the world relating to the field of (a) the treatment or therapy of gastroesophageal reflux or gastroesophageal reflux diseases and all esophageal and extraesophageal conditions caused by gastroesophageal reflux or gastroesophageal reflux disease and/or obesity using electrostimulation in the stomach alone or in combination with the esophagus or (b) the treatment or therapy of any condition or indication using electrostimulation in the esophagus (collectively, the “Field”), whether developed before, on or within ten (10) years after the Effective Date (“Intellectual Property”) (it being understood that the definition of Intellectual Property shall exclude such intellectual property that Assignor is restricted from disposing of pursuant to Dr. Sharma’s agreement(s) with Mayo Clinic and Mayo Foundation for Medical Education and Research (collectively, “Mayo”) and that certain of the Patent Assets, as defined below, are subject to a non-exclusive reservation of rights to Mayo to practice the Patent Assets within, and limited to, Mayo) in accordance with the Agreement and to the patents, patent applications, including without limitation all inventions claimed and described in Annex A to this Assignment and includes the entire worldwide right, title and interest in and to: (a) the applications, including any right of priority; (b) any divisional, continuation, substitute, renewal or reissue of the applications and/or patents; and (c) any patents which may be granted on any application set forth in Annex A.

2. Assignor agrees that Assignee may apply for and receive patents in Assignee’s own name.

3. Assignee agrees to pay all costs of filing and prosecuting the applications in the United States and other countries to be determined in accordance with Assignee’s marketing strategy.

4. Assignor agrees to do the following without further consideration, in order to carry out the intent of this Assignment:

(a) Execute all oaths, assignments, applications, and other papers necessary or desirable to fully secure to Assignee the rights, titles and interests herein conveyed;

(b) Communicate to Assignee all known facts relating to the Field; and

(c) Generally do all lawful acts reasonably necessary to secure, maintain, and enforce worldwide patent protection and for vesting in Assignee the rights, titles, and interests herein conveyed.

5. Assignor has not made and will not hereafter make any assignment, grant, mortgage, license, or other agreement affecting the rights, titles, and interests herein conveyed to Assignee.

6. Subject to a non-exclusive reservation of rights to Mayo to practice the Patent Assets within, and limited to, Mayo, Assignor hereby represents and warrants that Assignor is the owner of all rights, title, and interest in the Intellectual Property and that Assignor has the authority assign the applicable Intellectual Property pursuant to this Assignment.

7. Assignor hereby represents and warrants that any and all grants of rights to the Intellectual Property, or promises to perform such grants in the future, made pursuant to this Assignment do not, and will not, violate any agreements that Assignor may have with existing or future employers (including without limitation, the Mayo Agreement), or with other parties with whom Assignor may have a contracted obligation to assign intellectual property rights.

Signature page follows.

The undersigned having read this Assignment and fully understanding the provisions of this Assignment, hereby execute this Assignment as of the Effective Date.

Virender K. Sharma, Assignor

Signature:

Date:

Sarah M. Sharma, Assignor

Signature:

Date:

STATE OF ARIZONA	)
) ss
MARICOPA COUNTY	)

Before me this      day of                 , 20    , personally appeared Virender K. Sharma, to me personally known to be the person described in and who executed the above instrument, and acknowledged to me that he executed the same of his own free will for the purposes therein set forth.

AFFIX SEAL
Notary Public

EndoStim, Inc., a Delaware corporation

By:

Name:

Title:

Date:

ANNEX A

The following patents, patent applications, any divisional, continuation, substitute, renewal or reissue of the applications and/or patents and any extensions or continuations (in whole or in part) thereof:

	Patent/Patent Application No.	Title	Date Filed	Date Issued
1.	US6,901,295	Method and Apparatus for Electrical Stimulation of the Lower Esophageal Sphincter	July 12, 2002	May 31, 2005

2.	U.S. Reissue Application No. 11/809,368	Method and Apparatus for Electrical Stimulation of the Lower Esophageal Sphincter	May 31, 2007	Not Issued

3.	U.S. Patent Application No. 11/539,645	Method and Apparatus for Treatment of Gastrointestinal Tract	October 9, 2006	Not Issued

4.	PCT Application No. PCT/US08/56479	Method and Apparatus for Treatment of Gastrointestinal Tract	March 11, 2008	Not Issued

5.	U.S. Patent Application No. 12/359,317	Device and Implantation System for Electrical Stimulation of Biological Systems	January 25, 2009	Not Issued

6.	PCT Application No. PCT/US09/31935	Device and Implantation System for Electrical Stimulation of Biological Systems	January 25, 2009	Not Issued